Exhibit 99.4

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On April 3, 2013, Midstates Petroleum Company LLC (“Midstates Sub”), a wholly-owned subsidiary of Midstates Petroleum Company, Inc. (“Midstates”), entered into a Purchase and Sale Agreement (the “Agreement”) with Panther Energy Company, LLC, Red Willow Mid-Continent, LLC and Linn Energy Holdings, LLC (collectively, the “Sellers”), pursuant to which Midstates Sub agreed to acquire producing properties as well as undeveloped acreage in the Anadarko Basin in Texas and Oklahoma (the “Panther Transaction”). The total interests acquired from the Sellers are collectively referred to as the “Panther Assets”. The aggregate purchase price, subject to adjustment as provided in the Agreement, consists of $620 million in cash, with an effective date of April 1, 2013 and an anticipated closing date on or around May 31, 2013, subject to the satisfactory completion of due diligence and title reviews by the Company.

In connection with the execution of the Agreement and in order to fund, among other things, the Panther Transaction, on April 23, 2013, Midstates and Midstates Sub entered into a commitment letter to provide for an unsecured bridge credit facility in the amount of up to $620 million The availability of loans under the bridge credit facility are subject to the consummation of the Panther Transaction and other customary conditions and the proceeds may be used solely to fund the Panther Transaction, to pay transaction costs and expenses in connection therewith or repay existing outstanding debt under the existing revolving credit facility.

Also in connection with the execution of the Agreement, on April 23, 2013, Midstates and Midstates Sub entered into a commitment letter to provide a commitment to amend, amend and restate, or refinance and replace the existing secured revolving credit facility to increase the borrowing base to $425 million and to accommodate, among other things, the issuance, incurrence and/or compliance with the terms of the bridge loans and other debt securities that may be issued or loans that may be incurred in lieu of, or in connection with the replacement of, the bridge loans, including senior unsecured notes.   In addition, it would increase the allowance for the incurrence of certain unsecured indebtedness, without a corresponding reduction in the borrowing base, from $600 million to $1.3 billion in contemplation of the senior notes that Midstates plans to issue in lieu of any loans under the unsecured bridge credit facility, thereby permitting the incurrence of $700 million of additional senior notes without causing a $0.25 reduction in the borrowing base for every $1 of debt incurred or issued up to a total of $1.3 billion. The amended revolving credit facility would mature on the fifth anniversary of the entrance into the facility. The effectiveness of the amended revolving credit facility is subject to the consummation of the Panther Transaction and other customary conditions.

On October 1, 2012 we acquired certain interests in oil and natural gas assets and unevaluated leasehold acreage in Oklahoma and Kansas and the related hedging instruments (“Eagle Assets”) from Eagle Energy Production LLC (“Eagle Property Acquisition”).  The aggregate purchase price consisted of (i) $325 million in cash (before customary post-closing adjustments, and (ii) 325,000 shares of our mandatorily convertible Series A Preferred Stock with an initial liquidation preference of $1,000 per share (the “Preferred Stock”).   We financed the cash portion of the purchase price with a portion of the net proceeds from our placement on October 1, 2012 of $600 million of 10.75% senior unsecured notes due October 2020.  We used the remaining net proceeds to pay expenses related to the transaction and repay $182.9 million of borrowing outstanding under our revolving credit facility.  Also in connection with the Eagle Property Acquisition, we incurred fees and expenses associated with an amendment to our revolving credit facility to ultimately increase the borrowing base thereunder.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 give pro forma effect to the Panther Transaction and the Eagle Property Acquisition as well as the related transactions described above as if they had occurred on January 1, 2012.  The unaudited pro forma condensed combined balance sheet as of March 31, 2013 is based on the unaudited condensed consolidated balance sheet of Midstates as of March 31, 2013, adjusted to reflect the following items as though they had occurred on March 31, 2013:

•                  the preliminary purchase accounting assigned to the Panther Assets to be acquired and liabilities to be assumed in the Panther Transaction;

•                  nonrecurring estimated expenses associated with the Panther Transaction and the commitment fees and other expenses associated with the bridge funding commitment;

•                  the expected issuance of $700 million of senior notes and the related offering costs subject to amortization, the net proceeds from which will be used to fund the estimated cash purchase price of the Panther Transaction, to repay outstanding borrowings under the revolving credit facility and for general corporate purposes; and

•                  the estimated amortizable fees associated with the expected increase in Midstates borrowing base under the revolving credit facility from $285 million to $425 million upon the closing of the Panther Transaction.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based on the audited consolidated statement of operations of Midstates for the year ended December 31, 2012. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2013 is based on the unaudited condensed consolidated statement of operations of Midstates for the three months ended March 31, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 and for the three months ended March 31, 2013 have been adjusted to reflect the following items as though the Panther Transaction and, with respect to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012, the Eagle Property Acquisition and related transactions, as if they had occurred on January 1, 2012:

•                  the historical revenues and direct operating expenses related to the assets acquired in the Eagle Property Acquisition;

•                  the historical revenues and direct operating expenses related to the Panther Assets for the 12 months ended December 31, 2012 derived by subtracting the historical revenues and direct operating expenses related to the Panther Assets for the three months ended December 31, 2011 from the historical revenues and direct operating expenses related to the Panther Assets for the twelve months ended September 30, 2012 and then adding the historical revenues and direct operating expenses related to the Panther Assets for the three months ended December 31, 2012;

•                  the depreciation, depletion, amortization and asset retirement obligation accretion expenses attributable to the Panther Assets and the Eagle Assets;

•                  the historical general and administrative expense associated with the Eagle Property Acquisition, net of amounts that would have been capitalized to oil and gas properties;

•                  the estimated general and administrative expense associated with operation of the Panther Assets;

•                  the dividend associated with the Preferred Stock issued in connection with the Eagle Property Acquisition;

•                  the estimated interest expense associated with each of the senior notes offerings and the amortization of deferred financing costs, net of amounts expected to be capitalized to unevaluated oil and gas properties related to both the Eagle Property Acquisition and the Panther Assets;

•                  the removal of direct incremental nonrecurring acquisition and transaction costs associated with the Eagle Property Acquisition; and

•                  the estimated income tax effect of the adjustments outlined above.

The pro forma adjustments are based upon available information and certain assumptions that Midstates believes are reasonable as of the date of this Current Report on Form 8-K. The pro forma adjustments reflected herein are preliminary and based on management’s estimations and expectations about the accounting that is expected to take place. In particular, the accounting for the Panther Assets Acquisition is complex and entails determining the fair values of assets acquired and liabilities assumed. The Panther Assets Acquisition will be accounted for using the acquisition method of accounting. Accordingly, the final purchase price allocation is pending the finalization of appraisal valuations of certain tangible and any intangible assets acquired, which may result in an adjustment to the preliminary purchase price allocation. Any such adjustments to the preliminary estimates of fair value could be material. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

These unaudited pro forma condensed combined financial statements have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if Midstates had completed these transactions at an earlier date or the results that may occur in the future. These unaudited pro forma condensed combined financial statements should be read in conjunction with the audited December 31, 2012 consolidated financial statements and notes thereto contained in Midstates’ Annual Report on Form 10-K, the unaudited March 31, 2013 consolidated financial statements contained in Midstates’ quarterly report on Form 10-Q as filed with the SEC on May 8, 2013, audited statements of revenues and direct operating expenses for the Panther Assets for the years ended September 30, 2012, 2011 and 2010 included herein as Exhibit 99.1 to this Form 8-K, and unaudited statements of revenues and direct operating expenses for the six months ended March 31, 2012 and 2011, included as Exhibit 99.2 to this Form 8-K.

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Combined

Balance Sheet as of March 31, 2013

(In thousands)

	Pro forma Adjustments
	Midstates Historical	Panther Acquisition, Notes Offering and Credit Agreement Amendment		Midstates Pro Forma Combined
CURRENT ASSETS
Cash and cash equivalents	$50,625	$663,900	(iii)	$50,625
		(615,000	)(iii)
		(48,900	)(iii)

Accounts receivable - sales and other	62,097	—		62,097
Commodity derivative contracts	1,935			1,935
Deferred income taxes	11,517			11,517
Other current assets	9,109	—		9,109
Total current assets	135,283	—		135,283

PROPERTY AND EQUIPMENT
Oil and gas properties
Proved properties	1,667,293	498,728	(i)	2,166,021
Unevaluated properties	301,609	124,000	(i)	425,609
Other property and equipment	5,601	—		5,601
Less: accumulated depreciation, depletion and amortization	(316,270)	—		(316,270)
	1,658,233	622,728		2,280,961

OTHER ASSETS
Commodity derivative contracts	1,171	—		1,171
Other noncurrent assets	24,797	18,500	(iv)	48,866
		5,569	(v)
Total other assets	25,968	24,069		50,037

TOTAL ASSETS	$1,819,484	$646,797		$2,466,281

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$155,574	$—		$155,574
Commodity derivative contracts	13,244			13,244
Total current liabilities	168,818	—		168,818

LONG-TERM LIABILITIES
Long-term debt	796,450	700,000	(iii)	1,447,550
		(48,900	)(iii)
Deferred income taxes	191,142	—		191,142
Commodity derivative contracts	9,095			9,095
Asset retirement obligations and other long-term liabilities	16,854	7,728	(i)	24,582
Total long-term liabilities	1,013,541	658,828		1,672,369

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized with $1,040 per share liquidation preference	3	—		3
Common stock, $0.01 par value, 300,000,000 shares authorized, 68,363,508 issued and outstanding.	683			683
Additional paid-in-capital	831,479			831,479
Retained deficit/accumulated loss	(195,040)	(12,031	)(ii)	(207,071)
Total Stockholders’ equity	637,125	(12,031)		625,094
TOTAL LIABILITIES AND EQUITY	$1,819,484	$646,797		$2,466,281

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Combined

Statement of Operations for the year ended December 31, 2012

(In thousands except per share amounts)

	Midstates Historical	Eagle Assets Historical		$600 Million Note Offering and Credit Agreement Amendment		Panther Assets Historical		$700 Million Notes Offering and Credit Agreement Amendment
REVENUES
Oil, natural gas and natural gas liquids	$258,077	$67,918	(vi)	$—		$162,517	(xiii)	$—		$488,512
Gains (losses) on commodity derivative contracts	(11,158)	10,844	(vi)	—		—		—		(314)
Other	754	—		—		—		—		754
Total revenues	247,673	78,762		—		162,517		—		488,952

EXPENSES
Lease operating and workovers	30,500	11,294	(vi)	—		23,685	(xiii)			65,479
Severance and other taxes	24,921	2,365	(vi)	—		9,564	(xiii)			36,850
Depletion, depreciation, amortization and accretion	126,284			25,397	(vii)			63,911	(xiv)	215,592
General and administrative	30,541	3,579	(viii)	—				8,976	(xv)	43,096
Acquisition and transaction costs	14,884			(14,884	)(ix)			—		—
Total expenses	227,130	17,238		10,513		33,249		72,887		361,017

OPERATING INCOME	20,543	61,524		(10,513)		129,268		(72,887)		127,935

OTHER INCOME/EXPENSE
Interest income	245	—		—		—		—		245
Interest expense	(12,999)	—		(20,681	)(x)	—		(61,234	)(xvi)	(94,914)
NET INCOME (LOSS) BEFORE INCOME TAXES	7,789	61,524		(31,194)		129,268		(134,121)		33,266

Pro forma income tax expense (benefit)	157,886	24,733	(xi)	(12,540	)(xi)	51,966	(xi)	(53,917	)(xi)	168,128

NET INCOME (LOSS)	(150,097)	36,791		(18,654)		77,302		(80,204)		(134,862)

PREFERRED DIVIDEND	(6,500)	—		(19,500	)(xii)			—		(26,000)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(156,597)	$36,791		$(38,154)		$77,302		$(80,204)		$(160,862)

Pro forma earnings per share available to Midstates Petroleum Company, Inc. common stockholders:
Basic	$(2.61)									$(2.68)
Diluted	$(2.61)									$(2.68)

Pro forma weighted average number of Midstates Petroleum Company, Inc. common shares outstanding:
Basic	59,979									59,979	(xvii)
Diluted	59,979									59,979	(xvii)

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Combined

Statement of Operations for the three months ended March 31, 2013

(In thousands except per share amounts)

	Midstates Historical	Panther Assets Historical		$700 Million Notes Offering and Credit Agreement Amendment		Midstates Pro Forma Combined
REVENUES
Oil, natural gas and natural gas liquids	$90,732	$41,839	(xviii)	$—		$132,571
Gains (losses) on commodity derivative contracts	(20,124)	—		—		(20,124)
Other	414	—		—		414
Total revenues	71,022	41,839		—		112,861

EXPENSES
Lease operating and workovers	13,871	6,879	(xviii)	—		20,750
Severance and other taxes	5,955	2,455	(xviii)	—		8,410
Depletion, depreciation and amortization	42,230	—		20,018	(xix)	62,248
General and administrative	11,026	—		4,488	(xx)	15,514
Total expenses	73,082	9,334		24,506		106,922

OPERATING INCOME	(2,060)	32,505		(24,506)		5,939

OTHER INCOME/EXPENSE
Interest income	5	—		—		5
Interest expense	(10,867)	—		(13,813	)(xxi)	(24,680)
NET INCOME (LOSS) BEFORE INCOME TAXES	(12,922)	32,505		(38,319)		(18,736)

Income tax expense (benefit)	(4,973)	12,514	(xxii)	(14,753	)(xxii)	(7,212)

NET INCOME (LOSS)	(7,949)	19,991		(23,566)		(11,524)

PREFERRED DIVIDEND	(4,117)	—		—		(4,117)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(12,066)	$19,991		$(23,566)		$(15,641)

Earnings per share available to Midstates Petroleum Company, Inc. common stockholders:
Basic	$(0.18)					$(0.24)
Diluted	$(0.18)					$(0.24)

Weighted average number of Midstates Petroleum Company, Inc. common shares outstanding:
Basic	65,634					65,634
Diluted	65,634					65,634

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2013:

(i)

To record the preliminary purchase accounting assigned to the assets acquired and liabilities assumed with the Panther Transaction. The purchase price allocation is based upon preliminary information and remains to be finalized and therefore, is subject to change.

The estimated fair value of the assets acquired and liabilities assumed is described below:

Oil and gas properties	$622,728
ARO assumed	(7,728)
Total estimated fair value of assets acquired and liabilities assumed	$615,000

Cash paid (after estimated post-closing adjustments)	$615,000

(ii)

To record non-recurring estimated expenses associated with the Panther Transaction as well as commitment and other fees associated with the bridge funding commitment intended to be replaced by the notes offering.

(iii)

To record the issuance of $700 million in notes and the related cash, net of $18.5 million of related offering costs and approximately $17.6 million of expense related to the Panther Transaction and the increase in our borrowing base from $285 million to $425 million upon the closing of the Panther Transaction. The net proceeds from this offering will be used to (1) pay the estimated cash purchase price of $615 million (including estimated adjustments and expenses related to the Panther Transaction), (2) pay expenses related to the Panther Transaction and the bridge funding commitment intended to be replaced by the notes offering, (3) to pay expenses related to the amendment to the Company’s revolving credit facility in connection with the Panther Transaction, and (4) to repay approximately $48.9 million outstanding under the Company’s revolving credit facility.

(iv)	To record the estimated fees subject to future amortization associated with the $700 million notes offering.

(v)

To record the estimated fees subject to future amortization associated with the increase in the Company’s borrowing base under its revolving credit facility from $285 million to $425 million upon closing of the Panther Transaction.

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2012:

(vi)	To reflect the historical revenues and direct operating expenses related to the Eagle Assets acquired on October 1, 2012.

(vii)	To reflect depreciation, depletion, amortization and asset retirement obligation accretion expenses attributable to the Eagle Assets.

(viii)

To adjust general and administration expense for $4.0 million of additional expenses associated with the Eagle Assets, net of estimated amounts that would have been capitalized as directly attributable to oil and natural gas acquisition, exploration and development ($0.4 million).

(ix)	To remove direct incremental nonrecurring acquisition and transaction costs associated with the Eagle Property Acquisition.

(x)

To reflect nine months of additional interest expense associated with $600 million of 10.75% senior notes placed on October 1, 2012 and to amortize $17.2 million in related offering costs over a period of 8 years. The interest expense is net of $26.5 million that the Company estimates would have been capitalized to unproved oil and gas properties. Also includes amortization expense attributable to $4.4 million of fees and expenses in connection with the increase in our borrowing base under our revolving credit facility (5 year amortization period) that related to the Eagle Property Acquisition.

(xi)	To adjust income tax expense for the impact of the adjustments outlined above at the estimated statutory rate (including state income taxes) of 40.2% for the year ended December 31, 2012.

(xii)

To reflect nine months of the 8% dividend that compounds semiannually on the 325,000 Series A Preferred Shares issued in connection with the Eagle Property Acquisition on October 1, 2012. The 8% Preferred Share dividend is payable in cash or through an increase in the liquidation preference. The Preferred Shares have an initial liquidation value of $1,000 per share and are convertible into shares of common stock at $13.50 per share after October 1, 2013, and are mandatorily convertible into shares of common stock on September 30, 2015 at a conversion price between $11.00 and $13.50 per common share, depending upon the Company’s average closing common stock price during the 15 trading days immediately prior to the mandatory conversion date.

(xiii)

To reflect the historical revenues and direct operating expenses related to the Panther Assets for the 12 months ended December 31, 2012, derived by subtracting the historical revenues and direct operating expenses related to the Panther Assets for the three months ended December 31, 2011 from the historical revenues and direct operating expenses related to the Panther Assets for the twelve months ended September 30, 2012 and then adding the historical revenues and direct operating expenses related to the Panther Assets for the three months ended December 31, 2012.

(xiv)	To reflect the estimated depreciation, depletion, amortization and asset retirement obligation accretion expenses attributable to the Panther Assets.

(xv)

To reflect the estimated additional general and administrative expenses associated with operation of the Panther Assets, net of amounts expected to be capitalized as directly attributable to oil and natural gas acquisition, exploration and development ($1.2 million).

(xvi)

To reflect additional interest expense associated with the $700 million of notes and to amortize $18.5 million in estimated offering costs over an eight year period. Excluded from expenses are approximately $9.3 million in estimated costs related to obtaining the bridge loan commitment in connection with the Panther Transaction as this amount is non-recurring. The interest expense is based upon a rate of 9% per annum for the notes and is net of $5.2 million of related interest costs capitalized to unproved properties. A 0.125% increase in the notes actual interest rate would increase gross interest cost (before any amounts capitalized to unproved properties) by $875,000 per annum. Also includes amortization expense attributable to $5.6 million of fees and costs related to the increase in the Company’s borrowing base associated with its revolving credit facility (five year amortization period) upon closing of the Panther Transaction.

(xvii)

The weighted average shares outstanding assume Midstates completed its initial public offering on January 1, 2012. The Preferred Shares are considered participating securities for earnings per share purposes; however these securities do not participate in undistributed net losses and therefore, do not impact weighted average shares outstanding. At a conversion price of $13.50 and before any increase in the liquidation preference, the conversion of the Preferred Shares would result in the issuance of 24,074,074 common shares.

Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2013:

(xviii)	To reflect the historical revenues and direct operating expenses related to the Panther Assets for the three months ended March 31, 2013.

(xix)	To reflect the estimated depreciation, depletion, amortization and asset retirement obligation accretion expenses attributable to the Panther Assets.

(xx)

To reflect the estimated additional general and administrative expenses associated with operation of the Panther Assets, net of amounts expected to be capitalized as directly attributable to oil and natural gas acquisition, exploration and development ($0.6 million).

(xxi)

To reflect additional interest expense associated with the $700 million of notes and to amortize $18.5 million in estimated offering costs over an eight year period. Excluded from expenses are approximately $9.3 million in estimated costs related to obtaining the bridge loan commitment in connection with the Panther Transaction as this amount is non-recurring. The interest expense is based upon a rate of 9% per annum for the notes and is net of $2.8 million of related interest costs capitalized to unproved properties. A 0.125% increase in the notes actual interest rate would increase gross interest cost (before any amounts capitalized to unproved properties) by $875,000 per annum. Also includes amortization expense attributable to $5.6 million of fees and costs related to the increase in the Company’s borrowing base associated with its revolving credit facility (five year amortization period) upon closing of the Panther Transaction.

(xxii)	To adjust income tax expense for the impact of the adjustments outlined above at the estimated statutory rate (including state income taxes) of 38.5% for the three months ended March 31, 2013.